Exhibit 10.2

CURRENCYWORKS INC.

AMENDMENT TO SUBSCRIPTION AGREEMENT FOR UNITS

This AMENDMENT (the “Amendment”), dated as of March 22, 2021, relates to that certain Subscription Agreement for Units (the “Agreement”) made by the undersigned (the “Subscriber”) and CurrencyWorks Inc. (the “Company”).

Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreement. The Company has requested that the Subscriber agrees, and the Subscriber has agreed to, amend certain of the terms and provisions of the Agreement as follows:

1.	The Agreement is hereby amended by deleting Section 2 in its entirety and replacing it with the following:

“2. On the Initial Closing Date and subject to receipt of regulatory approval, the Corporation shall pay a commitment fee of $36,000 (the “Commitment Fee”).”

2.	The Agreement is hereby amended deleting Section12 in its entirety and replacing it with the following:

“Subject to receipt of regulatory approval, the Corporation may pay a fee as agreed to by the Corporation and the Subscriber on any Capital Call (up to 8% of the amount of any Capital Call) provided that the payment of such fee does not result in the Unit Price (after deducting the amount of such fee from the amount of the Capital Call and dividing such number by number of Units proposed to be issued) being below the maximum Discounted Market Price (as such term is defined in the policies of the stock exchange upon which the common shares of the Corporation are then listed).”

3.	The Subscriber confirms that all representations, warranties, covenants and acknowledgement they made in the Agreement remain true and correct, and accurate in all material respects as of the date hereof.

4.	This Amendment will be governed by and construed in accordance with the law of British Columbia. This Amendment, read together with the Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Amendment. This Amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Amendment by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amendment as of the date first set forth above.

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ACCEPTANCE

Accepted and agreed by the Company and the Subscriber as of the 22nd day of March, 2021.

CURRENCYWORKS INC.

Per:	/s/ James Geiskopf
Authorized Signatory

GLOBAL EQUITY FUND INC.

Per:	/s/ Travis Callaway
Signature of Authorized Signatory

Travis Callaway, Authorized Signatory
Name and Title of Authorized Signatory